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AMENDMENT TO TECHNOLOGY TRANSFER AGREEMENT AND SECURITY AGREEMENT DATED AUGUST
1, 1996 BETWEEN VOICENET, INC. ("VOICENET") AND SOUTHERN GROUP LIMITED ("SOUTHERN")


1. The parties desire to amend and modify Section 4 of the Technology Transfer Agreement and recital A of the Security Agreement dated as of August 1, 1996 to reflect certain modifications to the Promissory Note made by Voicenet to the order of Southern, representing consideration for the transfer of the Technology, as defined in the Technology Transfer Agreement, which Technology was pledged as collateral security for the repayment of the Promissory Note under the Security Agreement, as follows:

    (A) The Note shall be payable by Voicenet to Southern as follows: (i) $2.5 million upon the successful closing of Voicenet, Inc.'s public securities offering, (ii) $1 million upon the "first installation", as hereafter defined, of a COURTSMART system in the United States by Voicenet, and (iii) $1 million on October 31, 1997.

    (B) "First installation" shall mean when Voicenet signs its first installation contract which is not subject to revocation by the customer for an amount of at least $30,000.

2. In all other respects, the Technology Transfer Agreement and Security Agreement are hereby ratified and confirmed as of the date they were originally written.


Date: Effective as of November 1, 1996


                                                 VOICENET, INC.

                                                 By:__________________________



                                                 SOUTHERN GROUP LIMITED

                                                 By:__________________________